UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 22, 2011
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

(a)      On April 19, 2011, Umpqua Holdings Corporation held its annual meeting of shareholders.

(b)      Election of Directors.  The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	Votes For	Votes Against	Abstentions
Raymond P. Davis	87,307,948	480,569	363,006
Peggy Y. Fowler	74,664,807	871,883	12,614,834
Allyn C. Ford	86,223,098	482,871	1,445,554
Stephen M. Gambee	87,308,955	453,430	389,138
Jose R. Hermocillo	87,249,666	521,525	380,331
William A. Lansing	74,637,947	852,441	12,661,135
Luis F. Machuca	87,254,479	504,107	392,937
Diane D. Miller	74,695,058	832,921	12,623,544
Hillard C. Terry, III	87,280,114	468,578	402,831
Bryan L. Timm	74,684,689	810,140	12,656,694
Frank R.J. Whittaker	76,103,590	856,554	11,191,378

At the annual meeting, shareholders voted on the following matters:

Ratification of Auditors.  The proposal to ratify the appointment of Moss Adams LLP as the company’s independent auditor for the fiscal year ending December 31, 2011, was approved with the following votes:

	Voted	Percent of Voted
For	100,442,348	97.91%
Against	1,731,576	1.69%
Abstain	411,969	0.40%

Say-on-Pay.  The proposal to approve, on a non-binding basis, the Company’s executive compensation program, did not pass as management recommended with the following votes:

	Voted	Percent of Voted
For	30,882,445	35.03%
Against	54,521,278	61.85%
Abstain	2,747,800	3.12%
Broker non-votes:	14,434,371	---

Shareholder Advisory Vote on Executive Compensation.  Although this was a non-binding advisory vote, our board of directors takes the results of this vote seriously and is considering ways to address this concern.

We believe that the vote against the “say on pay” resolution was primarily the result of votes cast by institutional investors that followed the recommendation of Institutional Shareholder Services (ISS), a proxy advisory service.  The ISS report found a “disconnect” between our CEO’s compensation in 2010 and the company’s total shareholder return.

Our board and management fully support the pay for performance principle advocated by ISS and that principle is a cornerstone of our executive compensation program.  Our board and management are fully committed to increasing earnings per share as we recover from the recession and thereby positioning Umpqua to increase dividends in the future and create an environment for improved shareholder returns.

In reaching its recommendation, ISS used a formulaic approach, including a comparison of a one year increase in CEO compensation from 2009 to 2010 with total shareholder return over a five-year period.  We strongly disagree with this formulaic approach, in two important respects:

1.      ISS’s analysis fails to consider action taken by the board that aligned pay with performance during the recession and the impact that the recession had on the financial industry.   The Compensation Committee noted the following facts when setting Mr. Davis’s 2010 compensation:

o        Mr. Davis’s base salary was flat between January 2007 and 2010, as Mr. Davis recommended that he receive no salary increases during that period and the Compensation Committee agreed that was appropriate;

o        2009 is an inappropriate year with which to compare 2010 CEO compensation because it takes it out of context.  In 2009, CEO compensation appropriately decreased 28% as Umpqua experienced a loss that year;

o        Umpqua returned to profitability in 2010 and greatly strengthened its capital and liquidity;

o        That improved performance was recognized by the Compensation Committee and Mr. Davis’s total compensation in 2010 increased 16% over 2008;

o        The Compensation Committee designs the program so that at least 60% of Mr. Davis’s compensation is “at risk” and by ISS’s calculation, 66% of his 2010 compensation was “at risk”;

o        While many banks in the northwest were failing, Umpqua positioned itself for future growth with a balance sheet that is far stronger today than it was when the recession began; and

o        In 2010, that strong balance sheet enabled Umpqua to acquire three failed banks in FDIC-assisted transactions, assume more than $1.5 billion in assets and build a robust presence virtually overnight in the Puget Sound market.

     ISS’s approach compared Umpqua’s total shareholder return with a peer group that differs from the peer group that ISS used to evaluate compensation.  ISS also compared total shareholder return over a five-year period against CEO compensation over a one-year period.  We believe that the peer group used to measure shareholder return should be the same as the peer group used to measure compensation and that the measurement periods should be consistent.  We also believe that using total shareholder return as the only performance metric distorts Umpqua’s compensation program and disregards the important action taken by management and the board during the recession to ensure the strength and the future of the company.

2.      ISS’s model to value CEO Davis’s option award differs from Umpqua’s model and is inconsistent with applicable accounting guidance.  The ISS model overstates the value of that award by $245,250, when compared with Umpqua’s model, which has been in place for a number of years and is consistent with both SEC and FASB guidance.

Umpqua’s management and Compensation Committee will continue to have constructive conversations with our shareholders, and look at ways to more closely align executive compensation to total shareholder return in 2011.  Mr. Davis fully supports the action that the Compensation Committee is taking.

Frequency of Say-on-Pay.  The proposal to approve, on an advisory basis, the frequency of the advisory vote on the Company’s executive compensation program, was approved with the following votes:

	Voted	Percent of Voted
1 Year	72,495,687	82.2%
2 Years	992,463	1.1%
3 Years	12,072,521	13.7%
Abstain	2,590,851	2.9%
Broker non-votes:	14,434,372	---

Disclosure Regarding Frequency of Shareholder Advisory Vote on Executive Compensation.  The Company has decided to include a say-on-pay vote in its proxy materials every year.

Item 8.01      Other Information.

On April 20, 2011, the Board of Directors of Umpqua Holdings Corporation approved an extension of the Company’s existing stock repurchase program to June 30, 2013.  The Company last extended the stock repurchase program on April 15, 2009 by authorizing the purchase of shares of common stock from time-to-time, with that authority set to expire on June 30, 2011.

Forward-Looking Statements

This Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders.  These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC.  You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements.  We make forward-looking statements about the prospects for increased shareholder value, dividends and our stock price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 22, 2011	By:/s/ Steven L. Philpott Steven L. Philpott Executive Vice President/General Counsel Secretary